UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing

Non-Compliance with the Market Value of Listed Securities Rule

On June 24, 2024, SeaStar Medical Holding Corporation (the “Company”) received a letter (the “Nasdaq Staff Deficiency Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last thirty-five (35) consecutive business days, the Market Value of Listed Securities (“MVLS”) for the Company’s common stock, par value $0.0001 per share (the "Common Stock"), had been below the $35 million minimum requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided an initial period of 180 calendar days, or until December 23, 2024, to regain compliance. The letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(b)(2) if at any time before December 23, 2024, the Company’s MVLS closes at $35 million or more for a minimum of ten (10) consecutive business days. The Nasdaq Staff Deficiency Letter is only a notification of deficiency, not of imminent delisting, and has no immediate effect on the listing or trading of the Company’s common stock.

If compliance in not achieved by December 23, 2024, the Company expects that Nasdaq would provide written notification to the Company that its securities are subject to delisting. The Company will continue to monitor its MVLS and consider its available options to regain compliance with the Nasdaq minimum MVLS requirements, which may include applying for an extension of the compliance period or appealing to a Nasdaq Hearings Panel.

Regaining Compliance with the $1.00 Bid Price Rule

On June 27, 2024, the Company received a letter from the Nasdaq Office of General Counsel confirming that the Company has regained compliance with the minimum bid price requirement of the Nasdaq Listing Rule 5550(a)(2) (the "Minimum Bid Price Rule").

As previously reported, the Company received a deficiency letter from the Nasdaq staff notifying the Company that for 30 consecutive business days preceding June 26, 2023, the closing bid price of the Company’s Common Stock was below $1.00 per share requirements of the Minimum Bid Price Rule, which did not meet the requirement for continued listing on the Nasdaq Capital Market under the Minimum Bid Price Rule.

In response to such deficiency letter, the Company timely submitted a hearing request before the Nasdaq Hearings Panel, and also provided the Nasdaq Hearings Panel with a plan to regain compliance, which plan included conducting a reverse stock split of the Company’s Common Stock if necessary, no later than June 7, 2024, to regain compliance with the Minimum Bid Price Rule. The company effected a one-for-twenty-five reverse stock split effective 5:01 PM eastern standard time, on June 7, 2024, in order to regain compliance with the Minimum Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	June 28, 2024	Name:	Eric Schlorff
		Title:	Chief Executive Officer